EXHIBIT 99.3

EARN-OUT AGREEMENT

This Earn-Out Agreement (this “Agreement”) is entered into as of July 26, 2010 by and among Addus Healthcare (South Carolina), Inc., a Delaware corporation (the “Purchaser”), Addus HomeCare Corporation, a Delaware corporation, as Guarantor of this Agreement, Advantage Health Systems, Inc., a South Carolina corporation (the “Earn-Out Recipient”), Paul Mitchell as Seller Representative (the “Seller Representative”) and the Sellers (each, a “Seller”, and collectively, the “Sellers”) set forth on Exhibit A to the Asset Purchase Agreement, dated as of the date hereof, by and among the Purchaser, the Earn-Out Recipient and the Sellers (the “Purchase Agreement”).

RECITALS

WHEREAS, pursuant to the Purchase Agreement, on the date hereof, (A) the Earn-Out Recipient is selling certain assets used or held for use by the Earn-Out Recipient in the conduct of the Business (as defined in the Purchase Agreement) as a going concern (collectively, the “Acquired Business”) to the Purchaser and (B) the Purchaser proposes to (x) assume certain of the liabilities and obligations of the Earn-Out Recipient and (y) pay to the Earn-Out Recipient cash and other consideration provided in the Purchase Agreement, including, without limitation, the right to the Earn-Out Payments (as further provided in this Agreement) (collectively, the “Acquisition”);

WHEREAS, pursuant to the Purchase Agreement, the execution and delivery of this Agreement is a condition precedent to the consummation of the Acquisition; and

WHEREAS, capitalized terms that are used but not identified herein shall have the meaning assigned to such terms in Annex I attached hereto.

NOW, THEREFORE, in consideration of the premises and of the covenants and provisions contained herein, the parties hereby agree as follows:

ARTICLE I

EARN-OUT PAYMENT

1.1 Earn-Out Payments. Pursuant to the terms and subject to the conditions set forth herein, the Earn-Out Recipient shall be eligible to receive in the future additional, deferred consideration payable by the Purchaser based on achievement by the Acquired Business of the EBITDA Targets during the calendar years ending December 31, 2010 and December 31, 2011, as further provided in this Agreement. The amount of the Earn-Out Payment payable to the Earn-Out Recipient with respect to each of the years ending as of such dates shall be determined pursuant to Exhibit A hereto. Such amounts will be payable to the Earn-Out Recipient if and only if the Acquired Business is able to (i) satisfy the conditions set forth herein and (ii) meet the requirements and achieve the EBITDA Targets set forth on Exhibit A. Timing and Manner of Earn-Out Payment. Subject to Sections 1.4, 1.5 and 1.6 hereof, on each Earn Out Payment Date, the Purchaser shall pay and deliver to the Earn-Out Recipient, the Earn-Out

Payments, if any, that shall be due to the Earn-Out Recipient in accordance with Exhibit A. The Earn-Out Payments payable to the Earn-Out Recipient shall be payable in accordance with the terms and subject to the conditions of this Agreement (including, without limitation, those conditions set forth on Exhibit A), by wire transfer of immediately available funds to the bank account designated by the Earn-Out Recipient to the Purchaser on Exhibit B attached hereto. The right of the Earn-Out Recipient to receive the Earn-Out Payments shall not be transferable, in whole or in part, to any other Person without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed; provided, however, that Earn-Out Recipient may transfer its right to receive the Earn-Out Payments to one or more Sellers without the consent of the Purchaser upon prior written notice to the Purchaser of such transfer, and each such Seller may transfer his or her right to receive the Earn-Out Payments by testate or intestate successor or to one or more of the other Sellers. Earn-Out Report. Within 30 days (or as soon as reasonably practicable) after receipt by the Purchaser of the consolidated audited annual financial statements for Addus HomeCare Corporation, a Delaware corporation (“Addus HomeCare”) for the fiscal year ending on each of December 31, 2010 and December 31, 2011 (the “Audited Financial Statements”), the Purchaser will prepare and deliver to the Earn-Out Recipient a report, setting forth, in reasonable detail, a computation of EBITDA for the Acquired Business (which shall be computed in accordance with the definition of “EBITDA” set forth in Article II hereof) during the preceding fiscal year, and attaching a copy of the Audited Financial Statements and a copy of the consolidating financial statements applicable to the Purchaser for such period (each, an “Earn-Out Report”). The calculation of EBITDA in such Earn-Out Report shall be consistent with the methodology used in the report of Dixon Hughes PLLC (the Purchaser’s accountants), dated May 18, 2010, and in accordance with Article II hereof. Unless the Earn-Out Recipient, within thirty (30) days after receipt of the Earn-Out Report, notifies the Purchaser in writing that it objects to the computation of EBITDA of the Acquired Business set forth in the Earn-Out Report, the Earn-Out Report shall be deemed accepted by the Earn-Out Recipient, the Seller Representative, the Sellers and the Purchaser and will be binding and conclusive for all purposes of this Agreement. The Earn-Out Recipient may make inquiries of the Purchaser and its accountants and appropriate employees regarding questions concerning or disagreements with an Earn-Out Report arising in the course of their review thereof, and the Purchaser shall use reasonable efforts to cause any such employees and accountants to cooperate with and respond to such inquiries in a timely manner (subject to the Earn-Out Recipient entering into any confidentiality and other agreements reasonably required by the accountants). For purposes of this Section 1.3, Purchaser shall be deemed to have received the consolidated audited financial statements of Addus HomeCare as of the date that Addus HomeCare first files its Form 10-K, or any successor form, with the Securities and Exchange Commission for the relevant fiscal year, if Purchaser has not periodically received such financial statements. Objections to Earn-Out Report; Arbitrating Accountants. If the Earn-Out Recipient objects to the computation of EBITDA set forth in the Earn-Out Report by providing the appropriate notice in accordance with Section 1.3, the amount of EBITDA shall be determined by good faith negotiation between the Earn-Out Recipient and the Purchaser. If the Purchaser and the Earn-Out Recipient are unable to reach agreement within thirty (30) days after such notification, the determination of the amount of EBITDA for the period in question shall be submitted to an accounting firm as may be mutually agreed upon by the parties hereto (the “Arbitrating Accountants”), whose determination shall be (i) in writing, (ii) furnished to the Earn-Out Recipient and the Purchaser as soon as practicable (and in no event later than thirty (30) days after submission of the dispute to the

Arbitrating Accountants), (iii) made in accordance with the preparation of the Audited Financial Statements and (iv) nonappealable and incontestable by the Earn-Out Recipient, the Seller Representative, the Sellers, the Purchaser and each of their respective Affiliates and successors and assigns and not subject to collateral attack for any reason other than manifest error or fraud. The fees and expenses of the Arbitrating Accountants shall be allocated between the Earn-Out Recipient, on the one hand, and the Purchaser, on the other hand, in the same proportion that the aggregate amount of the disputed EBITDA amount submitted to the Arbitrating Accountants that is unsuccessfully disputed by the Earn-Out Recipient (as ultimately determined by the Arbitrating Accountants) bears to the total amount of such disputed EBITDA amount so submitted. Each of the Seller Representative, the Sellers, the Earn-Out Recipient and the Purchaser agrees to use its respective commercially reasonable efforts to cooperate with the Arbitrating Accountants and to cause the Arbitrating Accountants to resolve any dispute no later than thirty (30) days after submission of the dispute to the Arbitrating Accountants in accordance with this Agreement. Right of Set-Off; Effect of Subsequent Restatements of Audited Financial Statements.

(a) Subject to the provisions of (x) the Purchase Agreement (including Section 10.7 thereof) and (y) Section 1.6 of this Agreement, the Purchaser shall have the right to withhold and set-off against any amount due to the Earn-Out Recipient under this Agreement the amount of (i) the Repayment Amount (as defined below) or (ii) any Losses that the Earn-Out Recipient, the Seller Representative or any Seller may be required to pay to the Purchaser or its Affiliates, each of their respective officers, directors, employees, agents and representatives or each of the heirs, executors, successors and assigns of any of the foregoing (as applicable, the “Indemnified Party”) under Article X of the Purchase Agreement pursuant to any claim for indemnification made by the Indemnified Party on or prior to any Earn-Out Payment Date. If any Earn-Out Payment due under this Agreement is so set-off, the amount of such set-off shall be treated as an adjustment to the Purchase Price. In the event that any such outstanding claims for indemnification have not been finally determined in accordance with Article X of the Purchase Agreement on the respective Earn-Out Payment Date, the Purchaser shall have the right to withhold from the Earn-Out Payment due to the Earn-Out Recipient on such Earn-Out Payment Date the Indemnified Party’s reasonable estimate of the maximum amount of Losses that the Earn-Out Recipient, the Seller Representative or the Sellers would be obligated to pay the Indemnified Party with respect to such claim in accordance with Article X of the Purchase Agreement and, upon final resolution of such claim in accordance with Article X thereof, the claim shall be set-off against the amount so withheld and the remaining balance, if any, shall be paid to the Earn-Out Recipient or Seller, as applicable, within five (5) Business Days.

If the Purchaser elects to set-off pursuant to this Section 1.5(a), and the Earn-Out Recipient and/or the Sellers have a right to set-off under Section 10.7 of the Purchase Agreement, the Purchaser’s right to set off under this Agreement shall be reduced by the amount of such Earn-Out Recipient’s and/or Sellers’ set-off under the Purchase Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Exhibit A), to the extent that any of the Audited Financial Statements are subject to restatement by the Purchaser’s Auditor, and such restatement would result in the applicable EBITDA for the immediately preceding calendar year to be:

(i)	less than the amount set forth in such Earn-Out Report (the “Reduced EBITDA”), then the achievement by the Acquired Business of the applicable EBITDA Target shall be recalculated using the Reduced EBITDA (such reduced Earn-Out Payment, the “Reduced Earn-Out Payment”) and the Earn-Out Recipient shall be obligated to repay to the Purchaser the difference between the amount of the Earn-Out Payment actually received for the preceding calendar year and the amount of the Reduced Earn-Out Payment (the “Repayment Amount”); or

(ii)	more than the amount set forth in such Earn-Out Report (the “Increased EBITDA”), then the achievement by the Acquired Business of the applicable EBITDA Target shall be recalculated using the Increased EBITDA and, if based on such Increased EBITDA, the Acquired Business achieved the EBITDA Target (or further exceeded the EBITDA Target) for the preceding year, the Earn-Out Recipient shall be entitled to receive the Earn-Out Payment less any Earn-Out Payment previously received by the Earn-Out Recipient for the preceding year from the Purchaser in accordance with Exhibit A.

(c) The Purchaser shall notify the Earn-Out Recipient of any restated Audited Financial Statements subject to this Agreement within five (5) Business Days of the date of any public announcement by Purchaser of its intention to restate such Audited Financial Statements. If such restated Audited Financial Statements results in an adjustment to an Earn-Out Payment, Purchaser will deliver to the Earn-Out Recipient a copy of such restated Audited Financial Statements (and a copy of the consolidating financial statements applicable to the Purchaser) within five (5) Business Days after the date that Purchaser makes the restated Audited Financial Statements publicly available.

1.6 Earn-Out Payment Conditions and Limitations.

(a) No Obligor shall be obligated to pay or deliver, and the Earn-Out Recipient shall not be entitled to receive, any Earn-Out Payment in cash, property or securities, by set-off or otherwise, to the extent that payment or delivery of such Earn-Out Payment (i) would be prohibited or blocked by or result in a default, with the passage of time, giving of notice or both, under any contractual arrangement to which any Obligor or any of its Affiliates is a party, including, without limitation, due to a default or an Event of Default under the Financing Documents (or if such default or Event of Default would result from the payment or delivery of such Earn-Out Payment) or (ii) would cause the Obligors or their Affiliates not to be in pro forma compliance with the covenants contained in the Financing Documents after giving effect to the payment or delivery of such Earn-Out Payment; provided, however, that any portion of the Earn-Out Payment that is payable and not prohibited from being paid pursuant to clauses (i) or (ii) of the preceding sentence shall be paid, notwithstanding clauses (i) or (ii).

(b) No Obligor shall be obligated to pay or deliver, and the Earn-Out Recipient shall not be entitled to receive, any Earn-Out Payment in cash, property or securities, by set-off or otherwise (i) if making such Earn-Out Payment would cause or make it likely that the Purchaser or any of its Affiliates would become the subject of a federal or state insolvency or bankruptcy proceeding or would otherwise cause any Obligor or any of its Affiliates to become insolvent, as determined by the Purchaser’s board of directors in its sole discretion, (ii) if immediately after giving effect to such Earn-Out Payment, the Obligors and their Affiliates (taken as a whole) would not be able to pay their respective debts as they become due and would not own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) or (iii) if immediately after giving effect to such Earn-Out Payment, the Obligors and their Affiliates (taken as a whole) would not have adequate capital available to carry on their respective businesses. Subject to Section 1.6(a), the Purchaser’s obligations to make such Earn-Out Payment shall be reinstated once such condition in clauses (i), (ii) or (iii) of the preceding sentence is no longer applicable. For purposes of clarification, any portion of the Earn-Out Payment that is payable and not prohibited from being paid pursuant to clauses (i), (ii) or (iii) of the preceding sentence shall be paid, notwithstanding clauses (i), (ii) or (iii).

(c) In the event of the inability or failure of Purchaser to make any payment, to the extent payable, to the Earn-Out Recipient within thirty (30) days following the First Earn-Out Payment Date or Second Earn-Out Payment Date, as applicable, then interest shall accrue on the amount due and not paid at the rate of ten percent (10%), per annum compounded annually from the date such payment is due until paid in full.

(d) The Purchaser shall not merge, recapitalize or consolidate with any affiliate or any third party, or sell or lease any material assets of the Purchaser, prior to one (1) business day following the Second Earn-Out Payment Date without the prior written consent of the Earn-Out Recipient, which consent shall not be unreasonably withheld or delayed.

(e) For the avoidance of doubt, it is agreed that any Earn-Out Payment, to the extent payable (including any portion thereof), blocked pursuant to the terms hereof shall accrue and shall be paid promptly after (A) such default(s) or Event of Default(s) resulting in the prohibition of such Earn-Out Payment is(are) no longer is existence and/or the Obligors and their Affiliates achieve pro forma compliance with the covenants contained in the Financing Documents after giving effect to the payment of any such Earn-Out Payment and (B) no default or Event of Default under the Financing Documents would result from the payment of any such Earn-Out Payment.

1.7 Additional Purchase Price. Any Earn-Out Payment paid or delivered to the Earn-Out Recipient will be treated by the parties as additional Purchase Price under the Purchase Agreement. Further, if any Earn-Out Payment due under this Agreement is set-off in accordance with Section 1.5(a), the amount of such set-off shall be treated as an adjustment to the Purchase Price.

ARTICLE II

COMPUTATION OF EBITDA

2.1 “EBITDA” for the Acquired Business, on a consolidated basis, for any period of computation, means:

(a)	the sum (without duplication) of the following (each as reflected in the Earn-Out Report):

(i)	Net Income;

(ii)	plus, the amount of Taxes related to the earnings or income of the Acquired Business (whether accrued or paid in cash or deferred) deducted in determining Net Income;

(iii)	plus, the amount of interest expense (net of any interest income) deducted in determining Net Income;

(iv)	plus, the amount of depreciation and amortization related solely to the Acquired Business deducted in determining Net Income;

(v)	plus, the amount of any foreign currency losses deducted in determining Net Income;

(vi)	minus, the amount of any foreign currency gains added in determining Net Income; and

(vii)	minus, all amounts of either non-cash or non-recurring gains, including without limitation any gains, losses or profits realized from the sale of any assets, included in determining Net Income.

(b) Notwithstanding the foregoing, in determining EBITDA:

(i)	EBITDA shall not include any “extraordinary items” of gain or loss as that term is defined in GAAP, including, specifically, extraordinary bonuses;

(ii)	EBITDA shall be adjusted to take into account the Reduced EBITDA or the Increased EBITDA, if any;

(iii)	EBITDA shall not include any gain, loss, income or expense resulting from a change in the Purchaser’s accounting methods, principles or practices, except to the extent required by Section 2.1(b)(x) or Section 2.2 below, or a change in GAAP;

(iv)	EBITDA shall not be decreased by any expenses paid by the Purchaser related to the acquisition of the Acquired Business;

(v)

EBITDA shall not include the amount of any intercompany transfers between the Purchaser and any of its Affiliates to the extent that such amounts exceed the actual documented cost of Purchaser or its Affiliates;

(vi)	EBITDA shall not include any gain, loss, income or expense resulting from an adjustment or write-off to any goodwill, intangibles or earn-outs (including any Earn-Out Payments) related to the acquisition of the Acquired Business;

(vii)	EBITDA shall not include any revenue, income or expenses related to the expansion of the Acquired Business into a new branch or satellite office or the expansion into a new line of service provided by the Acquired Business;

(viii)	EBITDA shall be adjusted to take into account compensation and travel expenses of the Purchaser’s Divisional Vice Presidents and subordinate divisional staff. Such compensation and travel expenses shall be allocated to the Acquired Business pro rata based on revenue, consistent with the methodology utilized prior to the Closing Date (as such term is defined in the Purchase Agreement) for the other locations owned by the Purchaser or its Affiliates, and shall be capped at $80,000;

(ix)	Except as provided in subsection (xvi) below, EBITDA shall be adjusted to take into account the costs and expenses for work and responsibilities transitioned from the administrative operations of the Acquired Business to the Purchaser’s Support Center, consistent with the methodology utilized prior to the Closing Date for the other locations owned by the Purchaser or its Affiliates. Furthermore, the amount of such adjustment shall not exceed the costs actually paid by the Acquired Business, prior to the Closing Date, for the work and responsibilities so transitioned absent the written consent of the Seller Representative;

(x)	EBITDA shall be adjusted to take into account bad debt. The allowance for doubtful accounts and the related bad debts will be determined based on the aging of the Acquired Business’ accounts receivable and the Purchaser’s or its Affiliates’ historical collection rates, consistent with the methodology utilized for the other locations owned by the Purchaser;

(xi)	EBITDA shall not include any system implementation costs and expenses for any system not mandated by applicable law, including those for an automated time and attendance system;

(xii)	EBITDA shall not include any increased wages and employee benefits incurred by the Acquired Business as a result of the Purchaser negotiating a collective bargaining agreement with any union;

(xiii)	EBITDA shall not include the impact of any indebtedness incurred by the Purchaser following the date hereof;

(xiv)	EBITDA shall be calculated (except as set forth in this Agreement) in accordance with GAAP applied consistently with the Earn-Out Recipient’s accounting practices immediately prior to the date of this Agreement;

(xv)	EBITDA shall not include the compensation and expenses of Rosa Gilmore, Peter Inglis, and Jerry Marsh, with the Earn-Out Recipient receiving a credit for the full amount of the compensation and expenses of each such employee or independent contractor through the Closing Date; and

(xvi)	EBITDA shall not include the cost of services that had been performed by Mitchell Business Management prior to the Closing Date, which services shall be consistent with those provided in prior years.

2.2 Earn-Out Recipient 2010 Financial Statements. For purposes of the computation of EBITDA in accordance with this Article II, the Earn-Out Recipient shall deliver the 2010 Financial Statements to the Purchaser within 90 days of the date hereof. The 2010 Financial Statements shall (i) have been prepared from the books and records of the Earn-Out Recipient, (ii) fairly present the consolidated financial position, results of operations and cash flows of the Earn-Out Recipient for the periods indicated, subject to non-material year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the 2010 Financial Statements) and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except for the absence of footnotes, disclosures and typical year-end adjustments, none of which, if reflected, would be material and the inclusion of the calculation of EBITDA). The calculation of EBITDA reflected in the 2010 Financial Statements shall include adjustments for documented owners’ compensation and expenses, related party expenses, professional fees and directors’ fees, to the extent they will not be incurred by the Purchaser after the date hereof, and no other adjustments.

ARTICLE III

ACKNOWLEDGEMENTS AND AGREEMENTS OF EARN-OUT RECIPIENT

3.1 The Earn-Out Recipient acknowledges and agrees that (i) the Earn-Out Payments are speculative and subject to numerous factors outside the control of the Subject Persons, (ii) there is no assurance that the Earn-Out Recipient will receive any Earn-Out Payments and none of the Subject Persons has promised any Earn-Out Payments, (iii) none of the Subject Persons owes a fiduciary duty or express or implied duty to the Earn-Out Recipient (in such Person’s capacity as Earn-Out Recipient), (iv) the parties solely intend the express provisions of this Agreement and the Purchase Agreement to govern their contractual relationship, (v) upon the closing of the transactions contemplated by the Purchase Agreement, Purchaser shall have the right to operate the Acquired Business and the Purchaser’s other businesses in any way that the Purchaser deems appropriate in its sole discretion, and (vi) the Purchaser shall have no obligation to operate the Acquired Business in order to achieve or maximize any Earn-Out Payment. The Earn-Out Recipient (in such Person’s capacity as Earn-Out Recipient) hereby waives any fiduciary duty or express or implied duty of any of the Subject Persons to the Earn-Out Recipient, except the implied duty of good faith and fair dealing, which shall not be waived. The Purchaser shall not take any affirmative action to intentionally circumvent any payment obligations it may have hereunder. The Earn-Out Recipient acknowledges that its contingent right to participate in the Earn-Out Payment is not an investment in the Purchaser or the Acquired Business.

ARTICLE IV

MISCELLANEOUS

4.1 Benefit of Parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Subject Persons and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. Neither this Agreement nor any rights hereunder shall be assigned in whole or in part by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign any or all of its rights, obligations and interests hereunder without any such written consent to any Affiliate of the Purchaser or as security for any obligations arising in connection with the Financing Documents. No such transfer and no realization on any collateral resulting from any such transfer shall operate as a waiver of rights against Guarantor or relieve Guarantor of any of its duties or obligations hereunder for any reason, including frustration of subrogation rights. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (whether written or oral) with respect thereto, including, without limitation, that certain Letter of Intent, dated February 19, 2010, between the Company and Addus HealthCare, Inc., and may not be contradicted or otherwise interpreted by evidence of any such prior or contemporaneous agreement, draft, understanding or representation (whether written or oral). Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Severability. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original instrument and all of which together shall constitute a single instrument, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts. Cooperation. Without affecting the provisions in Article III, during the term of this Agreement, each party will cooperate with and assist the other parties in taking such acts as may be appropriate to enable all parties to effect compliance with the terms of this Agreement and to carry out the true intent and purposes hereof. Taxes. The Purchaser shall withhold or cause to be withheld from any payments made to the Earn-Out Recipient any Taxes that are required by law to be withheld. Notices. All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by e-mail, sent by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice): to the Purchaser, to:

Addus HealthCare (South Carolina), Inc.

c/o Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, IL 60067

Attention: Mark S. Heaney

Facsimile: (847) 303-5376

E-mail: mheaney@addus.com

with a copy to, which shall not constitute notice, to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attn:	Bradley C. Vaiana, Esq.

Jennifer C. Kurtis, Esq.

Facsimile: 212-294-4700

E-Mail: bvaiana@winston.com; jkurtis@winston.com

(b) if to the Earn-Out Recipient to:

Advantage Health Systems, Inc.

1545 Sumter Street, Suite 200

Columbia, SC 29201

Attn: Paul Mitchell

E-Mail: paul.mitchell@careprohh.com and p.mitchell@southcoastpaper.com with a copy, which shall not constitute notice, to:

McNair Law Firm, P.A.

1221 Main Street, Suite 1800

Columbia, SC 29201

Attn:	M. Craig Garner, Jr., Esq.

Carrie L. DeVier, Esq.

Facsimile: (803) 799-9804

E-Mail: cgarner@mcnair.net; cdevier@mcnair.net

Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by facsimile or email on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile or email); (c) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (d) on the earlier of the date on which the piece of mail containing such communication is received, or three Business Days from the date posted, if sent by mail.

4.9 Amendments; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Purchaser and the Sellers. By an instrument in writing the Purchaser, on the one hand, or the Sellers, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be subject to good faith negotiations by the parties for a period of not less than thirty (30) days and following such thirty (30) day period, shall be: (a) subject to Section 1.4 to the extent such controversy or claim relates to either (i) an objection to the computation of EBITDA or (ii) the computation of any other financial information or measurements; and (b) subject to Section 11.7 of the Purchase Agreement, to the extent such controversy or claim relates to anything other than as provided for in this Section 4.10. Section 409A Compliance. The parties hereto intend that this Agreement meet the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Internal Revenue Code of 1986, as amended (and any successor provision thereof) and the regulations and other guidance issued thereunder (the “Requirements”) and be operated in accordance with the Requirements so that benefits under this Agreement shall not be included in ordinary income under Section 409A of the Code at any time. Any ambiguities in this Agreement shall be construed to effect the intent as described in this Section 4.11. If any provision of this Agreement is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Agreement, and this Agreement shall be construed and enforced to the maximum extent permitted under applicable law. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part hereof. Captions. The captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article or Section hereof. Addus HomeCare Corporation Guaranty. The Guarantor acknowledges that the Company is an indirect, wholly-owned subsidiary of the Guarantor and that, as a result thereof, the Guarantor is able to exercise control over the Company and access information with respect to the Company. The Guarantor hereby guarantees unconditionally any payment obligation of the Purchaser under this Earn-Out Agreement and all costs incurred by the Earn-Out Recipient, Sellers and the Seller Representative in pursuing remedies and causes of action against the Purchaser or the Guarantor, as permitted by this Section 4.14, to the extent that any of the Earn-Out Recipient, Sellers or the Seller Representative is the prevailing party in such action (collectively, the “Guaranteed Obligations”). The Guarantor’s Guaranteed Obligations are unconditional irrespective of any circumstances which might otherwise constitute, by operation of law, a discharge of a guarantor; provided, however, the Earn-Out Recipient, Sellers and Seller Representative shall institute or exhaust any remedies or causes of action against the Purchaser or any other Person as a condition to proceeding against the Guarantor in respect of the Guaranteed Obligations hereunder; and that, in acknowledgement of Guarantor’s ability to exercise control over the Company, Guarantor agrees that all statutes of limitation with respect to any claim for payment of any Guaranteed Obligations will be tolled for the period required to exhaust all remedies and causes of action against the Purchaser or any other Person as required hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed as of the date set forth above.

EARN-OUT RECIPIENT

Advantage Health Systems, Inc.

By:	/s/ Paul Mitchell
Name:	Paul Mitchell
Title:	President

SELLER REPRESENTATIVE

/s/ Paul Mitchell
Paul Mitchell

SELLERS

/s/ Paul Mitchell
Paul Mitchell

/s/ Valerie Aiken
Valerie Aiken

/s/ Charles Aiken
Charles Aiken

/s/ Kimberly Aiken
Kimberly Aiken

/s/ Henry Motes
Henry Motes

Signature Page to Earn-Out Agreement

PURCHASER

Addus HealthCare (South Carolina), Inc.

By:	/s/ Frank Leonard
Name:	Frank Leonard
Title:	Secretary

GUARANTOR

Addus HomeCare Corporation

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	President

Signature Page to Earn-Out Agreement

ANNEX I

DEFINITIONS

“2010 Financial Statements” means the unaudited consolidated balance sheet of the Earn-Out Recipient as of the date hereof and the related unaudited consolidated statements of income, changes in stockholders’ equity and cash flow for the period from January 1, 2010 through the Closing Date, including a calculation of EBITDA.

“Acquired Entity” means any Person that is the subject of an acquisition by the Purchaser (whether by stock purchase, asset purchase, merger, recapitalization or otherwise) during the Earn-Out Period.

“Acquisition” shall have the meaning set forth in the recitals to this Agreement.

“Additional Earn-Out Payment” means a dollar amount equal to (x) the dollar amount that EBITDA for the year ending on the First Earn-Out Date or Second Earn-Out Date, as applicable, exceeds the Additional EBITDA Target multiplied by (y) 0.5; provided, however, that such aggregate dollar amount shall not exceed the Additional Earn-Out Payment Cap.

“Additional Earn-Out Payment Cap” means $250,000.

“Additional EBITDA Target” means $2,500,000.

“Affiliate” means with respect to any Person, any Persons directly or indirectly controlling, controlled by or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Arbitrating Accountants” shall have the meaning set forth in Section 1.4 hereto.

“Auditor” means a nationally recognized independent public accounting firm.

“Business” shall have the meaning set forth in the Purchase Agreement.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required to be open.

“Company” shall have the meaning set forth in the caption to this Agreement.

“Earn-Out Payments” means the First Earn-Out Payment, Second Earn-Out Payment, any Additional Earn-Out Payment, or any interest payable under Section 1.6(c), as applicable.

“Earn-Out Payment Date” means the First Earn-Out Payment Date or the Second Earn-Out Payment Date, as applicable.

“Earn-Out Period” means the period commencing on January 1, 2010 and ending on December 31, 2011.

“Earn-Out Recipient” shall have the meaning set forth in the preamble of this Agreement.

“Earn-Out Report” shall have the meaning set forth in Section 1.3.

“EBITDA Targets” means the Initial EBIDTA Target and the Additional EBITDA Target.

“Financing Documents” means the Purchaser’s and its Affiliates’ third party financing documents and any subsequent refinancing thereof.

“First Earn-Out Date” means December 31, 2010.

“First Earn-Out Payment” means a dollar amount equal to (x) the dollar amount that EBITDA for the year ending on the First Earn-Out Date exceeds the Initial EBITDA Target multiplied by (y) 1.0; provided, however, that such aggregate dollar amount shall not exceed the First Earn-Out Payment Cap.

“First Earn-Out Payment Cap” means $500,000.

“First Earn-Out Payment Date” has the meaning set forth in Section I of Exhibit A.

“GAAP” means generally accepted accounting principles in the United States.

“Increased EBITDA” has the meaning set forth in Section 1.5(b)(ii).

“Indemnified Party” has the meaning set forth in Section 1.5(a).

“Initial EBITDA Target” means $1,500,000.

“Net Income” means, for any period, the aggregate amount of net income of the Acquired Business on the Earn-Out Report, determined in accordance with GAAP consistently applied.

“Obligor” means, collectively, the Purchaser and the Guarantor.

“Person” means any individual, partnership, limited liability company, corporation, trust, unincorporated organization, or any other form of legal entity.

“Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Purchaser” shall have the meaning set forth in the caption to this Agreement.

“Reduced EBITDA” has the meaning set forth in Section 1.5(b)(i).

“Reduced Earn-Out Payment” has the meaning set forth in Section 1.5(b)(i).

“Repayment Amount” has the meaning set forth in Section 1.5(b).

“Requirements” shall have the meaning set forth in Section 4.11.

“Second Earn-Out Date” means December 31, 2011.

“Second Earn-Out Payment” means a dollar amount equal to (x) the dollar amount that EBITDA for the year ending on the Second Earn-Out Date exceeds the Initial EBITDA Target multiplied by (y) 2.0; provided, however, that such aggregate dollar amount shall not exceed the Second Earn-Out Payment Cap.

“Second Earn-Out Payment Cap” means $1,000,000.

“Second Earn-Out Payment Date” has the meaning set forth in Section II of Exhibit A.

“Subject Persons” means the Purchaser and its respective Affiliates, shareholders and directors.

“Tax” means any United States federal, state, local or foreign taxes which are based on earnings or income, including, but not limited to, any income, profits or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

EXHIBIT A

EARN-OUT PAYMENT CALCULATIONS

I.	First Earn-Out Payment.

If EBITDA for the year beginning on January 1, 2010 and ending on the First Earn-Out Date exceeds the Initial EBITDA Target, the Purchaser shall pay, or cause to be paid, the First Earn-Out Payment for such year to the Earn-Out Recipient. If EBITDA for the year beginning on January 1, 2010 and ending on the First Earn-Out Date exceeds the Additional EBITDA Target, the Purchaser shall pay, or cause to be paid, the Additional Earn-Out Payment for such year to the Earn-Out Recipient. The First Earn-Out Payment and Additional Earn-Out Payment shall be payable to the Earn-Out Recipient five (5) Business Days following the earliest to occur of (w) the thirty-first day after receipt of the Earn-Out Report for the fiscal year ending December 31, 2010 without the Earn-Out Recipient notifying the Purchaser that the Earn-Out Recipient objects to the computation of EBITDA set forth in such Earn-Out Report, (x) the date on which the Earn-Out Recipient shall have given the Purchaser notice to the effect that the Earn-Out Recipient has no objection to the computation of EBITDA set forth in the Earn-Out Report for the fiscal year ending December 31, 2010, (y) the date as of which the Purchaser and the Earn-Out Recipient reach a settlement in accordance with Section 1.4, and (z) the date as of which the Purchaser and the Earn-Out Recipient shall have received the determination of the Arbitrating Accountant in accordance with Section 1.4 (the “First Earn-Out Payment Date”). If EBITDA for the fiscal year ended December 31, 2010 is less than the Initial EBITDA Target, the Earn-Out Recipient shall not be entitled to the First Earn-Out Payment or Additional Earn-Out Payment.

II.	Second Earn-Out Payment.

If EBITDA for the year beginning on January 1, 2011 and ending on the Second Earn-Out Date exceeds the Initial EBITDA Target, the Purchaser shall pay, or cause to be paid, the Second Earn-Out Payment for such year to the Earn-Out Recipient. If EBITDA for the year beginning on January 1, 2011 and ending on the Second Earn-Out Date exceeds the Additional EBITDA Target, the Purchaser shall pay, or cause to be paid, the Additional Earn-Out Payment for such year to the Earn-Out Recipient. The Second Earn-Out Payment and Additional Earn-Out Payment shall be payable to the Earn-Out Recipient five (5) Business Days following the earliest to occur of (w) the thirty-first day after receipt of the Earn-Out Report for the fiscal year ending December 31, 2011 without the Earn-Out Recipient notifying the Purchaser that the Earn-Out Recipient objects to the computation of EBITDA set forth in such Earn-Out Report, (x) the date on which the Earn-Out Recipient shall have given the Purchaser notice to the effect that the Earn-Out Recipient has no objection to the computation of EBITDA set forth in the Earn-Out Report for the fiscal year ending December 31, 2011, (y) the date as of which the Purchaser and the Earn-Out Recipient reach a settlement in accordance with Section 1.4, and (z) the date as of which the Purchaser and the Earn-Out Recipient shall have received the determination of the Arbitrating Accountant in accordance with Section 1.4 (the “Second Earn-Out Payment Date”). If EBITDA for the fiscal year ended December 31, 2011 is less than the Initial EBITDA Target, the Earn-Out Recipient shall not be entitled to the Second Earn-Out Payment or Additional Earn-Out Payment.

B-1